MINE DEVELOPMENT ASSOCIATES
MINE ENGINEERING SERVICES

Exhibit 14.2 To
Form 20-F

May 17, 2004

Silver Standard Resources Inc.
Suite 1180, 999 West Hastings Street
Vancouver, BC
Canada V6C 2W2

Dear Sirs:

Re: Reports on the Pirquitas and Diablillos Projects, Argentina.

Mine Development Associates:

o	has reviewed the summary of the estimate of resources at the Pirquitas and Diablillos Projects in Argentina included in the Form 20-F for the year ended December 31, 2003 of Silver Standard Resources Inc. (“Silver Standard”);

o	confirms that each summary of an estimate of resources concurs with the estimate contained in our reports prepared for the Pirquitas and Diablillos Projects in Argentina;

o	consents to being referenced in the Form 20-F for the year ended December 31, 2003 of Silver Standard; and

o	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2003 of Silver Standard.

Yours Sincerely,

Mine Development Associates

Per:

“Steve Ristorcelli”

775-856-5700

210 South Rock Blvd.

Reno, Nevada 89502
FAX: 775-856-6053